Exhibit 10.1

Form of Voting And Support Agreement

This Voting and Support Agreement (this “Agreement”) is entered into as of January 17, 2018, by and among CNB Bank Shares, Inc., an Illinois corporation (“Acquiror”), CNB Acquisition, Inc., a Maryland corporation (“Merger Sub”), and each stockholder of Jacksonville Bancorp, Inc., a Maryland corporation (the “Company”), whose name appears on the signature page of this Agreement (such stockholders collectively referred to in this Agreement as the “Principal Stockholders,” and individually as a “Principal Stockholder”).

Recitals

A.           As of the date hereof, each Principal Stockholder is the owner of and controls voting power over the number of shares of the Company’s common stock, $0.01 par value per share (“Company Common Stock”), set forth opposite such Principal Stockholder’s name on the signature page attached hereto.

B.           Acquiror is contemplating the acquisition of the Company by means of a merger (the “Merger”) of the Merger Sub with and into the Company, all pursuant to an Agreement and Plan of Merger to be dated as of January 17, 2018 (the “Merger Agreement”), among Acquiror, Merger Sub and the Company.

C.           Acquiror and Merger Sub are unwilling to expend the substantial time, effort and expense necessary to implement the Merger, including applying for and obtaining necessary approvals of regulatory authorities, unless all of the Principal Stockholders enter into this Agreement.

Agreements

In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, and as an inducement to Acquiror and Merger Sub to enter into the Merger Agreement and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.            Representations and Warranties. Each Principal Stockholder represents and warrants that as of the date hereof, he, she or it: (a) owns beneficially and of record the number of shares of Company Common Stock set forth opposite such Principal Stockholder’s name on the signature page attached hereto; (b) has the sole, or joint with any other Principal Stockholder, voting power, in each case with respect to the shares of Company Common Stock set forth opposite such Principal Stockholder’s name on the signature page attached hereto; and (c) has all necessary power and authority to enter into this Agreement, and further represents and warrants that this Agreement is the legal, valid and binding agreement of such Principal Stockholder, and is enforceable against such Principal Stockholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and subject to general principles of equity.

Section 2.            Voting Agreement; Proxy.

(a)          Each Principal Stockholder hereby agrees that at any meeting of the Company’s stockholders however called, and any adjournment or postponement thereof, and in any action by written consent of the Company’s stockholders, such Principal Stockholder shall vote, or cause to be voted, all shares of Company Common Stock owned or controlled by him, her or it over which such Principal Stockholder has the power to vote or direct the voting, at the time of such meeting of the Company’s stockholders (collectively, the “Subject Shares”): (i) in favor of the approval of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement; (ii) against any Acquisition Transaction, as defined in Section 1.1(c) of the Merger Agreement, involving any party other than Acquiror or an Affiliate of Acquiror; and (iii) against any action or agreement that could reasonably be expected to: (A) result in a material breach of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; or (B) in any manner prevent or materially impede, interfere with or delay the Merger, the adoption of the Merger Agreement or the consummation of any of the transactions involving Acquiror and Merger Sub contemplated by the Merger Agreement.

(b)           Each Principal Stockholder hereby grants to, and appoints, Acquiror and Merger Sub, or any of them, and any individual designated in writing by any of them, and each of them individually, as such Principal Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Principal Stockholder, to vote such Principal Stockholder’s Subject Shares, or grant a consent or approval in respect of such Subject Shares, solely for the matters covered by Section 2(a). Such Principal Stockholder understands and acknowledges that Acquiror and Merger Sub are entering into the Merger Agreement in reliance upon such Principal Stockholder’s execution and delivery of this Agreement. Such Principal Stockholder hereby affirms that the proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement, and that this proxy is given to secure the performance of the duties of such Principal Stockholder under this Agreement. Such Principal Stockholder hereby further affirms that this proxy is coupled with an interest and may under no circumstances be revoked (except that this proxy is automatically revoked and terminated upon termination of this Agreement in accordance with Section 4). Such Principal Stockholder hereby ratifies and confirms all that this proxy may lawfully do or cause to be done by virtue hereof. This proxy is executed and intended to be irrevocable in accordance with the provisions of Section 2-507(d) of the General Corporation Law of the State of Maryland (except that this proxy is automatically revoked and terminated upon termination of this Agreement in accordance with Section 4). Such Principal Stockholder hereby represents that any proxies heretofore given by it in respect of the Subject Shares with respect to the matters covered by this Section 2(b), if any, are revocable, and hereby revokes such proxies. Upon delivery of written request to do so by Acquiror, such Principal Stockholder shall as promptly as practicable execute and deliver to Acquiror and Merger Sub a separate written instrument or proxy that embodies the terms of this proxy as set forth in this Section 2(b).

Section 3.            Additional Covenants. Except as required by law, each Principal Stockholder agrees that he, she or it will:

(a)          not, and will use its best efforts to not permit any of his, her or its Affiliates to, prior to the meeting of the Company’s stockholders to approve the Merger, sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transferred or otherwise disposed of, any shares of Company Common Stock owned of record or beneficially by such Principal Stockholder on or after the date hereof, or engage in any discussions with any person or entity related to any of the foregoing, except: (i) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee); (ii) for a transfer for estate and tax planning purposes, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement; (iii) for shares tendered to the Company to pay the exercise price of outstanding stock options; or (iv) as Acquiror may otherwise agree in writing in its sole discretion;

(b)          except as expressly permitted under, and subject to the conditions of, Section 6.6 of the Merger Agreement, not engage in any activities, discussions or negotiations with any parties other than Acquiror or an Affiliate of Acquiror with respect to any Acquisition Transaction, as defined in Section 1.1(c) of the Merger Agreement;

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(c)          not vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Merger Agreement or any of the transactions contemplated thereby;

(d)          use his, her or its best efforts to cause any necessary meeting of the Company’s stockholders to be duly called and held, or any necessary consent of stockholders to be obtained, for the purpose of approving or adopting the Merger Agreement and the transactions contemplated thereby;

(e)          use his or her best efforts to cause each of his, her or its Affiliates to cooperate fully with Acquiror in connection with the Merger Agreement and the transactions contemplated thereby; and

(f)          execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his, her or its respective obligations under this Agreement.

Section 4.          Termination. Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate on the earlier of: (a)  the date of termination of the Merger Agreement in accordance with its terms; (b) the date, if any, on which the Company publicly discloses that the board of directors of the Company (the “Company Board”) has withdrawn, qualified or adversely modified its recommendation to the stockholders of the Company that the Company’s stockholders vote in favor of the approval or adoption of the Merger Agreement, in each case because the Company Board has determined in good faith, after consultation with outside counsel, that the taking of such action is reasonably necessary for it to comply with its fiduciary duties under applicable law; (c) the completion of the Merger; or (d) the second anniversary of the date hereof.

Section 5.          Amendment and Modification. This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Acquiror, Merger Sub and all of the Principal Stockholders.

Section 6.          Entire Agreement. This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement and any written agreements related thereto. Except for the Merger Agreement, this Agreement supersedes any agreements and understandings, written or oral, among any of the Principal Stockholders and Acquiror or Merger Sub concerning the acquisition, disposition or control of any shares of Company Common Stock.

Section 7.          No Economic Benefit; Absence of Control. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any of the Company Common Stock. All rights, ownership and economic benefits of and relating to the Company Common Stock shall remain and belong to the applicable stockholder and Acquiror shall have no power or authority to direct any stockholder in the voting of any of the Company Common Stock or the performance by any stockholder of his, her or its duties or responsibilities as a stockholder of the Company, except as otherwise provided herein. Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that neither Acquiror nor Merger Sub, by reason of this Agreement, shall be deemed (until consummation of the transactions contemplated by the Merger Agreement) to control, directly or indirectly, the Company and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

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Section 8.          Informed Action. Each Principal Stockholder acknowledges that he, she or it has had an opportunity to be advised by counsel of his, her or its choosing with regard to this Agreement and the transactions and consequences contemplated hereby. Each Principal Stockholder further acknowledges that he, she or it has received a copy of the Merger Agreement and is familiar with its terms.

Section 9.          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.         Notices. All notices, consents, waivers and other communications under this Agreement must be in writing (which shall include facsimile and electronic mail) and will be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed by first class mail with postage prepaid, or faxed or sent by electronic mail if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by mail as required in this Section 10:

If to Acquiror or Merger Sub, to:

CNB Bank Shares, Inc.
450 W. Side Square
Carlinville, Illinois 62626
Electronic Mail: sdavis@cnbil.com
Facsimile:	(217) 854-3512
Attention:	Shawn L. Davis

with copies, which shall not constitute notice, to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W. Madison Street, Suite 3900
Chicago, Illinois 60606
Electronic Mail: dennis.wendte@bfkn.com
Facsimile:	(312) 984-3150
Attention:	Dennis R. Wendte, Esq.

If to a Principal Stockholder, to the mailing address, e-mail address or facsimile number set forth for such Principal Stockholder on the signature page hereof with copies, which shall not constitute notice, to:

Luse Gorman, PC
5335 Wisconsin Avenue, NW, Suite 780
Washington, DC 20015
Electronic Mail:	eluse@luselaw.com
sbrown@luselaw.com
Facsimile:	(202) 362-2902
Attention:	Eric Luse, Esq.
Scott A. Brown, Esq.

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or to such other person or place as any party shall furnish to the other parties in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if mailed in the manner provided in this Section 10, five (5) business days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (d) if by facsimile or electronic mail, on the next business day if also confirmed by mail in the manner provided in this Section 10.

Section 11.         Counterparts; Facsimile/PDF Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or portable data file (PDF) signature and any such signature shall be of the same force and effect as an original signature.

Section 12.         Governing Law; Jurisdiction and Service of Process; Waiver of Jury Trial. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement (except for matters related to the fiduciary duties of the Company Board, which shall be subject to the laws of the State of Maryland) shall be governed by the internal laws of the State of Illinois applicable to contracts made and wholly to be performed in such state without regard to conflicts of laws. Any proceeding seeking to enforce, challenge or avoid any provision of, or based on any right arising out of, this Agreement shall be brought only in the courts of the State of Illinois, County of Macoupin or, if it has or can acquire jurisdiction, in the United States District Court serving the County of Macoupin, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such proceeding and waives any objection to jurisdiction or venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 12.

Section 13.         Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of Merger Sub and Acquiror, and their successors and permitted assigns, and the Principal Stockholders and their respective successors and assigns. This Agreement shall survive the death or incapacity of any Principal Stockholder. This Agreement may be assigned only by Acquiror, and then only to an Affiliate of Acquiror.

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Section 14.         Interpretation. In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (a) actions permitted under this Agreement may be taken at any time and from time to time in the actor’s reasonable discretion; (b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or successor, as in effect at the relevant time; (c) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (d) “including” means “including, but not limited to;” (e) all references to sections are to sections in or to this Agreement unless otherwise specified; (f) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; (g) the captions and headings of sections appearing in this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; and (h) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof. With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto. Capitalized terms not defined in this Agreement shall have the meaning assigned to them in the Merger Agreement.

Section 15.         Directors and Officers. The parties hereto acknowledge that each Principal Stockholder is entering into this Agreement solely in his, her or its capacity as a stockholder of the Company and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Principal Stockholder, in his or her capacity as a director and/or officer of the Company and/or Jacksonville Savings Bank, as applicable, to act or fail to act in accordance with his, her or its fiduciary duties in such director and/or officer capacity. Furthermore, no Principal Stockholder makes any agreement or understanding herein in his, her or its capacity as a director and/or officer of the Company and/or Jacksonville Savings Bank.

[The Remainder of this Page Is Left Intentionally Blank]

[Signature Pages Follow]

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In Witness Whereof, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by their respective officers, on the date first written above.

CNB Bank Shares, Inc.

By:

CNB Acquisition, Inc.

By:

[Signature Page of Voting and Support Agreement]

Principal Stockholder	Number of Shares Owned	Address & Other Contact Information

Signature
Facsimile:
E-Mail:
Printed Name

[Signature Page of Voting and Support Agreement]